Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2022 with respect to the audited financial statements of NeoVolta, Inc. for the years ended June 30, 2022 and 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 11, 2022